    As filed with the Securities and Exchange Commission on January 31, 1997
                                                Registration No. _______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                 METATOOLS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                    95-4102687
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                   Identification Number)

                             6303 Carpinteria Avenue
                          Carpinteria, California 93013
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                       1996 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plans)



                              Terance A. Kinninger
                             Chief Financial Officer
                                 MetaTools, Inc.
                             6303 Carpinteria Avenue
                          Carpinteria, California 93013
                                 (805) 566-6200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                    Copy to:

                             Jeffrey D. Saper, Esq.
                             Kaivan M. Shakib, Esq.
                                David King, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                           Proposed         Proposed
                                                                            Maximum          Maximum
                                                            Amount         Offering         Aggregate        Amount of
              Title of Securities                            to be           Price           Offering       Registration
               to be Registered                           Registered       Per Share          Price             Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share) to be issued
upon exercise of options granted under the 1996
Nonstatutory Stock Option Plan                              800,000        $ 16.38(1)     $ 13,104,000       $ 3,970.91
------------------------------------------------------------------------------------------------------------------------
         Total                                              800,000                                          $ 3,970.91
========================================================================================================================

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Act") whereby the per share price was determined by reference to the average between the high and low price reported on The Nasdaq Stock Market on January 24, 1997.

         The Company hereby incorporates by reference into this Registration Statement the contents of the Company's earlier Registration Statement on Form S-8 (File No. 333-17209).

         The following additional Exhibits are hereby enclosed for filing:

Exhibit
Number

  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 10.24    1996 Nonstatutory Stock Option Plan, as amended.

 23.1     Consent of Coopers & Lybrand L.L.P., independent accountants.

 23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

 24.1     Power of Attorney (see page II-2).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Carpinteria, State of California, on January 30, 1997.

                                            METATOOLS, INC.

                                            By:  /s/ Terance A. Kinninger
                                                --------------------------------
                                                Terance A. Kinninger,
                                                Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terance A. Kinninger, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                    Title                          Date
-----------------------------------         ----------------------------------     ----------------

/s/ John J. Wilczak                         Chairman, President and Chief          January 30, 1997
-----------------------------------         Executive Officer (Principal
         John J. Wilczak                    Executive Officer)


/s/ Terance A. Kinninger                    Chief Financial Officer (Principal     January  30, 1997
-----------------------------------         Financial and Accounting Officer)
        Terance A. Kinninger

/s/ Kai Krause                              Director and Senior Science and        January 30, 1997
-----------------------------------         Design Officer
            Kai Krause

/s/ Samuel H. Jones, Jr.                    Director                               January 30, 1997
-----------------------------------
       Samuel H. Jones, Jr.

/s/ Bert Kolde                              Director                               January 30, 1997
-----------------------------------
           Bert Kolde

/s/ William Lane                            Director                               January 30, 1997
-----------------------------------
          William Lane

/s/ Howard L. Morgan                        Director                               January 30, 1997
-----------------------------------
        Howard L. Morgan

/s/ William J. Schroeder                    Director                               January 30, 1997
-----------------------------------
       William J. Schroeder

By:  /s/ Terance A. Kinninger                                                      January 30, 1997
-----------------------------------
        Terance A. Kinninger
          Attorney-In-Fact



                                   II-2